EXHIBIT 3.1

RESTATED BYLAWS

OF

SCHNITZER STEEL INDUSTRIES, INC.

(as amended as of December 13, 2013)

ARTICLE I

SHAREHOLDERS MEETINGS AND VOTING

1.1  Annual Meeting.

The annual meeting of the shareholders for the election of directors shall be held during the month of January of each year, unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting.  Subject to the provisions of Section 1.3 of this Article I, any other business properly brought before the meeting may be transacted at the annual meeting of shareholders.  The failure to hold an annual meeting on the date stated herein shall not affect the validity of any corporate action.

1.2  Special Meetings.

A special meeting of the shareholders of the Corporation may be called only by the Chairman of the Board, President, Secretary or the Board of Directors and shall be called by the Chairman of the Board, President, Secretary or the Board of Directors upon the written demand of the holders of not less than 100% of all the votes entitled to be cast on any issue proposed to be considered at the meeting (which is the highest percentage of shareholders permitted by Oregon law and therefore is the percentage of shareholders required to demand a special meeting under the terms of Article VI.B of the Articles of Incorporation of the Corporation).  Any shareholder seeking to call a special meeting of shareholders by written demand shall deliver a notice thereof in proper written form to the Secretary.  To be in proper written form, such notice shall comply with the requirements of paragraph (2) of Section 1.3 of this Article I.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such notice is received, adopt a resolution fixing the record date for determining shareholders entitled to demand a special meeting in accordance with paragraph (3) of Section 1.7 of this Article I.

1.3  Business to be conducted at a Meeting of the Shareholders.

(1)           Only such business shall be conducted and proposals considered at a special meeting as shall have been specified in the notice of the special meeting (or any supplement thereto) required by Section 1.5 of this Article I.  Only such business shall be conducted and proposals considered at an annual meeting as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business or proposals (including the nomination or election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (x) is a shareholder of record of the Corporation at the time the notice provided for in this paragraph (1) is delivered to the Secretary and (y) is entitled to vote at the meeting.  For any business or proposals (including the nomination or election of directors) to be properly brought before an annual meeting by a shareholder (even in a circumstance where the election of directors has been brought before the meeting in accordance with clause (a) or (b) of the preceding sentence), the shareholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, such shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that, if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(2)           To be in proper written form, a shareholder’s notice to the Secretary shall set forth (a) if a shareholder is nominating an individual for election as a director, as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to each matter other than nomination or election of directors that the shareholder proposes to bring before the meeting, (i) a brief description of the business or proposal proposed to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the meeting and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, on whose behalf such business is brought or proposal made, on the one hand, and any other person or persons (including their names) on the other hand, in connection with the proposal of such business by such shareholder; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the shareholder of record proposing such business and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii)(A) the class and number of shares of the Corporation which are owned beneficially and of record by the record shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such shareholder and beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder and beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 1.3 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any material interest of the record shareholder, or the beneficial owner, if any, on whose behalf the nomination or proposal is made, in such business or proposal, (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation as to whether or not the record shareholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) to solicit proxies from shareholders in support of such proposal or nomination, and (vi) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation including a questionnaire with respect to the background and qualification of such person to serve as a director and such person’s independence.  Notwithstanding anything in this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten (10) days prior to the last day that notice can be delivered by a shareholder pursuant to Section 1.3(1) above in order to be timely, a shareholder’s notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.  The foregoing notice requirements shall be deemed satisfied in the case of any annual meeting by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and in accordance with Rule 14a-8 such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(3)           Only persons who are nominated by shareholders in accordance with the procedures set forth in this Section 1.3 or by or at the direction of the Board of Directors or any committees thereof shall be eligible for election as directors by the shareholders.  The procedures set forth in this Section 1.3 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof.  Notwithstanding the foregoing provisions of this Section 1.3, if the shareholder (or a qualified representative of the shareholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders or proposals considered except in accordance with the procedures set forth in this Section 1.3.  The Board of Directors or the meeting chairperson shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and, if it is so determined, the defective nomination shall be disregarded.  The Board of Directors or the meeting chairperson shall, if the facts warrant, determine (a) that a proposal or business does not constitute proper business to be transacted at the meeting, or (b) that a proposal or business was not properly brought before the meeting in accordance with the provisions of this Section 1.3, and, if it is so determined, any such proposal or business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.3.  Nothing in this Section 1.3 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.4  Place of Meetings.

Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors.  If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation’s principal office.

1.5  Notice of Meetings.

Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the Corporation, in accordance with ORS 60.034 or any successor provision, to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, not less than 10 nor more than 60 days before the meeting date, by or at the direction of the President, Secretary, or Assistant Secretary, or the officer or persons calling the meeting.

1.6  Waiver of Notice.

A shareholder may at any time waive any notice required by law, these Bylaws or the Corporation’s Articles of Incorporation.  The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records.  A shareholder’s attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.7  Fixing of Record Date

(1)           In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or to vote or to take any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting or action requiring a determination of shareholders.  If not otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(2)           In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than seventy (70) days prior to such action.  If not otherwise fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(3)           In order that the Corporation may determine the shareholders entitled to demand a meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors.  If not otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to demand a special meeting shall be at the close of business on the day the first shareholder signs such demand.

1.8  Shareholders’ List for Meeting.

After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders’ meeting.  The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder.  The shareholders’ list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.  The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

1.9  Quorum; Adjournment.

(1)           Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(2)           Only the chairperson of the meeting of shareholders, whether or not a quorum shall be present in person or represented, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment.  At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

(3)           Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.10  Voting Requirements; Action Without Meeting.

(1)           If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.  Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(2)           Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.  The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records.  Shareholders’ action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

1.11  Proxies.

A shareholder may vote shares in person or by proxy.  A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

1.12  Meeting Chairperson.

At each meeting of shareholders, a chairperson shall preside.  The chairperson of such meeting shall be the Chairman of the Board or, in his or her absence, shall be the President or, in his or her absence, shall be any such person as shall be appointed by the Board of Directors.

ARTICLE II

BOARD OF DIRECTORS

2.1  Duties of Board of Directors.

All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

2.2  Number, Term and Qualification.

The number of directors of the Corporation shall be at least three and no more than thirteen.  Within this range, the number of directors shall be determined from time to time by the Board of Directors.  No reduction in the number of directors shall shorten the term of any incumbent director.  Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or the number of directors is decreased.  Directors need not be residents of Oregon or shareholders of the Corporation.

2.3  Classified Board.

The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively.  One class will stand for election at each annual meeting of shareholders, with each class standing for election every third year.  If the number of directors is increased or decreased, such change will be apportioned among the classes so that, after the change, the classes will remain as nearly equal in number as possible.  The number of directors whose terms expire in any one year shall be less than one half of the total number of directors.

2.4  Regular Meetings.

A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without other notice than the resolution.

2.5  Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

2.6  Notice.

Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least one day prior to the meeting by notice communicated in person, by telephone, facsimile, e-mail, telegraph, teletype, other form of wire or wireless communication, mail or private carrier.  If written, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director.  Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

2.7  Waiver of Notice.

A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation.  Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records.  A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.8  Quorum.

A majority of the number of directors fixed in accordance with Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

2.9  Manner of Acting.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

2.10  Meeting by Telephone Conference; Action Without Meeting.

(1)           Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

(2)           Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken.  The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

2.11  Vacancies.

Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the affirmative vote of a majority thereof) or by a sole remaining director.  A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.12  Compensation.

By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

2.13  Presumption of Assent.

A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director’s dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director’s arrival to the holding of the meeting or transacting business at the meeting.  The right to dissent or abstain is not available to a director who voted in favor of the action.

2.14  Resignation.

Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation.  Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee.  Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE III

COMMITTEES OF THE BOARD

3.1  Committees.

The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee shall have two or more members.  The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken.  Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation.  A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act, including ORS 60.354 or any successor provision.

3.2  Changes of Size and Function.

Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

3.3  Conduct of Meetings.

Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors.  Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

3.4  Compensation.

By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

4.1  Appointment.

The Board of Directors at its first meeting following its election each year shall appoint a President and a Secretary.  At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board and one or more Vice Presidents and a Treasurer.  The Board of Directors also may appoint any other officers, assistant officers and agents it deems necessary or appropriate.  Any two or more offices may be held by the same person.

4.2  Compensation.

The Corporation may pay its officers reasonable compensation for their services, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

4.3  Term.

The term of office of all officers commences upon their appointment and continues until the first annual meeting of the Board of Directors following their appointment and thereafter until their successors are appointed or until their resignation or removal.  Any vacancy in an office of the Corporation may be filled by the Board of Directors.

4.4  Removal.

Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall not prejudice the contract rights of the person so removed.

4.5  Chairman of the Board.

The Chairman of the Board, if that office is filled, shall preside at all meetings of the Board of Directors and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors, including but not limited to powers and duties similar to those of the President.

4.6  President.

Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors when the Chairman of the Board of Directors is not present.  The President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation.  The President may also sign, with the Secretary or any other officer of the Corporation authorized by the Board of Directors to sign with the President, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the Board of Directors or these Bylaws shall expressly delegate the signing and execution of such a document to some other officer or agent of the Corporation or where signing or execution other than by the President as described above shall be required by law.  In general, the President shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors from time to time.

4.7  Vice Presidents.

In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time or their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.  The Board of Directors or the President may confer a special title upon a Vice President.

4.8  Secretary.

The Secretary shall (a) have the responsibility for preparing minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these Bylaws or as required by law; (c) be custodian of the corporate records and have the responsibility for authenticating records of the Corporation; (d) be the custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) sign with the President, or Vice President, certificates for shares of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

4.9  Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties, in such sum and with such security or securities as the Board of Directors shall determine.  The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and (c) deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these Bylaws. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent not prohibited by law, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation shall pay all expenses incurred by any such person defending such proceeding in advance of its final disposition at the written request of such person if the person furnishes the Corporation (a) a written statement of a good faith belief that he or she is entitled to indemnification and (b) a written undertaking to repay such advance if it is ultimately determined by a court that such person is not entitled to be indemnified.  No amendment to these Bylaws that limits the Corporation’s obligation to indemnify directors and officers of the Corporation shall have any effect on such obligation for any act or omission which occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the officer or director.  This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Corporation’s Articles of Incorporation or any statute, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

ARTICLE VI

ISSUANCE OF SHARES

6.1  Adequacy of Consideration.

Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board of Directors that such consideration is adequate.

6.2  Certificates for Shares.

(1)           Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws.  The certificates shall be signed, either manually or in facsimile, by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation, if any, or a facsimile thereof.  All certificates for shares shall be consecutively numbered or otherwise identified.

(2)           Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, shareholders’ agreements or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

(3)           The name and address of the person to whom the shares represented by the certificates are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled.  The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms the Board of Directors prescribes.

(4)           Notwithstanding anything in this Section 6.2, the Corporation may issue shares of its capital stock without such shares being represented by certificates to the extent permitted by the Oregon Business Corporation Act.

6.3  Transfer of Shares.

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of the shares or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney with regard to the shares authorized by a duly executed power of attorney filed with the Secretary or the transfer agent of the Corporation, and on surrender for cancellation for such shares.  The Corporation shall deem the person in whose name shares stand on the books of the Corporation to be the owner of those shares for all purposes.

6.4  Transfer Agent and Registrar.

The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

6.5  Officer Ceasing to Act.

If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1  Contracts.

Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

7.2  Loans.

The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors.  This authority may be general or confined to specific instances.

7.3  Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officers or agents of the Corporation and in the manner designated by the Board of Directors.

7.4  Deposits.

All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select or be invested as authorized by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1  Fiscal Year.

The business of the Corporation shall be conducted on a fiscal year basis beginning with the first day of September and ending on the last day of August of each year.

8.2  Dividends.

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, in the manner and upon the terms and conditions provided by law.

8.3  Seal.

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Oregon.”

8.4  Severability.

A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

8.5  Amendments.

Except as restricted by the Corporation’s Articles of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.

8.6  Oregon Control Share Act.

The provisions of the Oregon Control Share Act (ORS Sections 60.801-60.816) shall not be applicable to acquisitions of voting shares of the Corporation.

8.7  Exclusive Forum.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Oregon Business Corporation Act or the Corporation’s Articles of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, the federal district court for the District of Oregon).